Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated July 15, 2004 on the financial statements of IAS Communications Inc. as of April 30, 2004 that are included in the Form 10-KSB, which is included, by reference in the Company’s Form S-8.

/s/ “Manning Elliott”

MANNING ELLIOTT
CHARTERED ACCOUNTANTS
Vancouver, Canada
July 28, 2004